MICRO COMPONENT TECHNOLOGY, INC.
                                    FORM 10-Q
                  COMPUTATION OF EARNINGS PER COMMON SHARE AND
                             COMMON EQUIVALENT SHARE
                      (In thousands, except per share data)

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                                                           Three Months Ended     Nine Months Ended
                                                           Mar. 30,    Mar. 25,  Mar. 30,   Mar. 25,
                                                              1996       1995      1996       1995
PRIMARY                                                    --------    --------  --------   --------
- ---------------------------------------
Net income (loss) from continuing                           $   109    $  (277)  $ 3,112    $     598
  operations
Discontinued operations                                          --        582       474         (286)
                                                            -------    -------   -------    ---------
Net income before extraordinary item                            109        305     3,586          312
Extraordinary item                                               --         --        --        1,005
                                                            -------    -------   -------    ---------
Net income attributable to Common
  Stock and common equivalent shares
  - primary                                                 $   109    $   305   $ 3,586    $   1,317
                                                            =======    =======   =======    =========

Weighted average number of shares
  outstanding during the period                               6,923      4,878     6,355        4,925
Shares issuable on exercise of stock
  options and warrants  less shares
  repurchaseable from the proceeds                              424         49       456          190
Shares issuable on conversion of
  redeemable preferred stock                                    316        316       316          316
                                                            -------    -------   -------    ---------

Common and common equivalent shares -
  primary                                                     7,663      5,243     7,127        5,431
                                                            =======    =======   =======    =========
Earnings (loss) per share from
  continuing operations                                     $   .01    $  (.05)  $   .44    $     .11

Earnings (loss) per share from
  discontinued operations                                        --        .11       .06         (.05)
                                                            -------    -------   -------    ---------
Earnings per share before
  extraordinary item                                            .01        .06       .50          .06
Extraordinary item                                               --         --        --          .18
                                                            -------    -------   -------    ---------
Net income per common and equivalent
  shares - primary                                          $   .01    $   .06   $   .50    $     .24
                                                            =======    =======   =======    =========

FULLY DILUTED:

Net income (loss) from continuing                           $   109    $  (277)  $ 3,112    $     598
operations
Discontinued operations                                          --        582       474         (286)
                                                            -------    -------   -------    ---------
Net income before extraordinary item                            109        305     3,586          312
Extraordinary item                                               --         --        --        1,005
                                                            -------    -------   -------    ---------
Net income attributable to Common
  Stock and common equivalent shares
  - fully diluted                                           $   109    $   305   $ 3,586    $   1,317
                                                            =======    =======   =======    =========
Common and common equivalent shares -
  primary                                                     7,663      5,243     7,127        5,431
Shares issuable on exercise of stock
  options and warrants less shares
  repurchaseable from the proceeds                               --         --        --           --
                                                            -------    -------   -------    ---------
Common and common equivalent shares -
  fully diluted                                               7,663      5,243     7,127        5,431
                                                            =======    =======   =======    =========

Earnings (loss) per share from
  continuing operations                                     $   .01    $  (.05)  $   .44    $     .11
                                                            -------    -------   -------    ---------

Earnings (loss) per share from
  discontinued operations                                        --        .11       .06         (.05)
                                                            -------    -------   -------    ---------
Earnings per share before
  extraordinary item                                            .01        .06       .50          .06
Extraordinary item                                               --         --        --          .18
                                                            -------    -------   -------    ---------
Net income per common and equivalent
  shares - fully diluted                                    $   .01    $   .06   $   .50    $     .24
                                                            =======    =======   =======    =========

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